Dave Mathewson to present at December AEMA Conference

ELKO, NV, December 7, 2017 – U.S. Gold Corp. (NASDAQ: USAU) today is pleased to announce that Dave Mathewson – Vice President and Head of Exploration will present at the December American Exploration and Mining Association’s 123rd Annual Event at the Sparks Nugget Hotel in Sparks, Nevada, from December 6-8. This annual meeting is the second largest annual mining convention in the U.S., featuring 250 exhibitors, a core shack, several technical sessions and more than 2,000 attendees.

Dave Mathewson’s presentation is titled “Keystone Project: on the Cortez Trend”. It will take place on Friday, December 8, 2017 in the Curt Everson Great Basin Exploration Session.

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded U.S.-focused gold exploration and development company. U.S. Gold Corp. has a portfolio of development and exploration properties. Copper King is located in Southeast Wyoming and has a historical Preliminary Economic Assessment (PEA), done by Mine Development Associates in 2012 for Strathmore Minerals Corporation. Keystone is an exploration property on the Cortez Trend in Nevada, identified and consolidated by Dave Mathewson. For more information about U.S. Gold Corp., please visit www.usgoldcorp.gold

Safe Harbor

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on U.S. Gold Corp.’s current expectations, and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: changes in the price of gold and mining industry cost inputs, environmental and regulatory risks, risks faced by junior companies generally engaged in exploration activities, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company does not assume any obligations to update any of these forward-looking statements.

For additional information, please contact:

U.S. Gold Corp. Investor Relations:

+1 800 557 4550

ir@usgoldcorp.gold

www.usgoldcorp.gold